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                                                                  Exhibit (a)(3)

                        PILGRIM GROWTH OPPORTUNITIES FUND

                                     FORM OF

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST

The undersigned being all of the trustees of Pilgrim Growth Opportunities Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 9.3 of the Trust's Declaration of Trust dated June 2, 1995, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to change the name of the Trust set forth in Section 1.1 thereof, as follows:

         1. Section 1.1 of the Declaration of Trust, executed on June 2, 1995, as amended, is hereby amended to read in its entirety as follows:

         "Section 1.1 Name. The name of the Trust created hereby is "ING Growth Opportunities Fund."

         IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust.

Dated: ____________ __, ____


----------------------------------          ----------------------------------
Paul S. Doherty                             Jock Patton



----------------------------------          ----------------------------------
J. Michael Earley                           David W.C. Putnam



----------------------------------          ----------------------------------
R. Barbara Gitenstein                       Blaine E. Rieke



----------------------------------          ----------------------------------
R. Glenn Hilliard                           John G. Turner



----------------------------------          ----------------------------------
Walter H. May                               Roger B. Vincent



----------------------------------          ----------------------------------
Thomas J. McInerney                         Richard A. Wedemeyer